Exhibit 99.1

Concentrix Completes Spin-Off from SYNNEX, Debuts on the NASDAQ as Independent, Publicly Traded Company

Fremont, Calif., December 1, 2020 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, announced today that it has completed its separation from SYNNEX Corporation (NYSE: SNX) and is now an independent, publicly traded company listed on the NASDAQ stock market under the ticker symbol “CNXC”.

“As a leading global provider of CX solutions and technology, we are truly excited to celebrate our listing day and start this next exciting chapter,” said Chris Caldwell, President and CEO of Concentrix. “Operating as an independent company will allow us to accelerate innovations and make additional investments that drive higher value for our clients, their customers, and our shareholders.”

Moving forward, Concentrix is well-positioned to deliver innovative CX solutions and technology that drive valued experiences for our clients around the world. With approximately $4.7 billion in annual revenue and a differentiated portfolio of solutions, Concentrix supports over 95 Global Fortune 500 clients and over 90 disruptive, high-growth clients across 275+ global locations, delivering a consistent brand experience across all channels.

“I am thrilled to work with such a groundbreaking organization at this pivotal moment in its history, and I can’t wait to see what the future holds as I work together with Chris and the rest of the Board to drive growth and long-term value for clients, shareholders, and the industry,” said Kathryn Marinello, Concentrix’ first Chairperson of the Board.

Under the terms of the separation, on December 1, 2020, stockholders who held SYNNEX common stock at the close of business on November 17, 2020—the Record Date—received a distribution of one Concentrix common share for every share of SYNNEX common stock held. No fractional shares of Concentrix were distributed.

Since November 16, 2020, Concentrix shares have traded on a when-issued basis on the NASDAQ under the symbol “CNXCV”, permitting investors to trade the right to receive Concentrix shares in the distribution. When-issued trading of Concentrix common shares ended at the close of the market on November 30, 2020. Starting today, the regular-way trading of Concentrix common stock on the NASDAQ commenced under the symbol “CNXC”.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands including over 95 Global Fortune 500 clients and over 90 global disruptor clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. We are Different by Design. Visit concentrix.com to learn more.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, results of operations, cash flows, leverage, liquidity, business strategy, competitive position, acquisition opportunities, capital allocation and dividend plans, growth opportunities, market forecasts and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy; the level of outsourced business services; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; consolidation of the Company’s competitors; competitive conditions in the Company’s industry; currency exchange rate fluctuations; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; competition in the customer experience solutions industry; political and economic stability in the countries in which the Company operates; the outbreak of communicable disease or other public health crises; cyberattacks on the Company’s networks and information technology systems; the inability to protect personal and proprietary information; increases in the cost of labor; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; investigative or legal actions; the loss of key personnel; natural disasters, adverse weather conditions, terrorist attacks, work stoppages or other business disruptions; and other factors contained in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2020 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306